UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2010

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

 On April 1, 2010, Constitution Mining Corp., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement, dated as of April 1, 2010 (the “Purchase Agreement”), with Seabridge Gold Corporation, a Nevada corporation (“Seabridge”), Pacific Intermountain Gold Corporation, a Nevada corporation (“PIGC”), and Seabridge Gold Inc., a Canadian corporation (“SEA”) (collectively, Seabridge, PIGC and SEA are referred to as “Seabridge”).  Pursuant to the Purchase Agreement, the Company will purchase all of Seabridge’s interests in certain exploration properties located in Nevada, along with certain data and contracts related thereto, (the “Transaction”) for an aggregate purchase price consisting of: (1) US$2,000,000 in cash (US$200,000 of which was paid to Seabridge upon execution of the letter of intent in December 2009), (2) 3,000,000 shares of common stock of the Company, (3) a one-year promissory note in the principal amount of US$1,000,000 and (4) a two-year convertible debenture in the principal amount of US$1,000,000.  The promissory note and the convertible debenture will be entered into by the parties upon the closing and the shares of common stock will be delivered at closing, along with the final cash payment of $1,800,000.  The Transaction is expected to close on May 20, 2010.

The Purchase Agreement includes customary representations, warranties and covenants of the parties.  The covenants of the Seabridge include covenants:  (1) not to solicit any proposals or offers, or participate in any discussions, relating to the sale of all or any part of the purchased assets; and (2) not to cause or permit encumbrances on the purchased assets.  The covenants of the Company include a covenant to return to Seabridge certain funds previously paid by Seabridge to the Bureau of Land Management, the U.S. Department of the Interior and the U.S. Forest Service of the U.S. Department of Agriculture in the aggregate amount of $39,844 in respect of reclamation bonding requirements.

                The closing of the Transaction is subject to certain conditions, including, but not limited to: (1) Seabridge obtaining certain authorizations, approvals and consents necessary to transfer the assets to the Company, (2) the accuracy of the parties’ representations and warranties, and (3) material performance of all of the agreements and obligations of the parties.  The Agreement contains certain termination rights, including the right of either party to terminate the Agreement if the closing has not occurred by June 20, 2010 (as long as the terminating party has performed its obligations under the Agreement) and to terminate upon a material misrepresentation or breach by the other party.  The Agreement may also be terminated upon mutual written consent of the parties.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.

On April 5, 2010, the Company issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.            Description

10.1	Purchase Agreement, dated as of April 1, 2010, made among Seabridge Gold Corporation, Pacific Intermountain Gold Corporation, Seabridge Gold Inc. and Constitution Mining Corp.

99.1	Press Release Issued by Constitution Mining Corp. on April 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Michael Stocker
Name:  Michael Stocker
Title:    Chief Executive Officer

Date:    April 5, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement, dated as of April 1, 2010, made among Seabridge Gold Corporation, Pacific Intermountain Gold Corporation, Seabridge Gold Inc. and Constitution Mining Corp.
99.1	Press Release Issued by Constitution Mining Corp. on April 5, 2010